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                                          FOLEY & LARDNER
                                          777 East Wisconsin Avenue, Suite 3800
                                          Milwaukee, Wisconsin  53202-5306
                                          414.271.2400 TEL
                  October 29, 2003        414.297.4900 FAX
                                          www.foley.com

                                          WRITER'S DIRECT LINE
                                          414.297.5660
                                          rteigen@foley.com Email

                                          CLIENT/MATTER NUMBER
                                          042228-0101

The Henlopen Fund
Longwood Corporate Center
Suite 213
415 McFarlan Road
Kennett Square, PA  19348
Gentlemen:

     We have acted as counsel for you in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of The Henlopen Fund shares of beneficial interest having no par value (such shares of beneficial interest being hereinafter referred to as the "Shares"), in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration statement on Form N-1A; (b) your Trust Instrument and Bylaws, as amended to date; (c) trustee proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, document and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                           Very truly yours,

                                           /s/ Foley & Lardner

                                           FOLEY & LARDNER


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